Haynie & Company
Certified Public Accountants (a professional corporation)
50 West Broadway, Suite 600 Salt Lake City, UT 84101 (801) 532-7800 Fax (801) 328-4461

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of International Isotopes, Inc. for the year ended December 31, 2018 of our report dated March 19, 2019 included in its Registration Statement on Form S-8 (No. 333-228374, No. 333-206369, 333-121335 and No. 333-158575), and Form S-3 (No. 333-142674) relating to the financial statements for the year ended December 31, 2018 listed in the accompanying index.

/s/ Haynie & Company

Haynie & Company
Salt Lake City, Utah
March 19, 2019